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Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39883, 33-39881, 33-56501, 33-48162, 33-41203,
333-01111, 333-73113, 333-73115, and 333-73117) and Form S-3 (Nos. 333-52283,
33-57517, 33-52679 and 333-82999) of AmeriCredit Corp. of our report dated August 4, 1999, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



Fort Worth, Texas
September 28, 1999